UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

611 N. Nevada Street
Carson City, Nevada 89703
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 30, 2013, Donald B. Tschabrun no longer serves as Chief Operating Officer of Gryphon Gold Corporation, a Nevada corporation (the “Company”). The change in Mr. Tschabrun’s position is pursuant to the Company’s sale of 60% of its equity ownership of Borealis Mining Company, LLC (“Borealis”) under that certain Contribution Agreement with Waterton Global Value, L.P., a limited partnership formed under the laws of the British Virgin Islands and Borealis Holdings LLC, a Nevada limited liability company, dated January 30, 2013. Effective January 30, 2013, Mr. Tschabrun is employed by Borealis and will continue to be involved with the operations of the Company. The Company considers Mr. Tschabrun’s change of position purely administrative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION
(Registrant)

Dated: February 21, 2013	/s/ James O’Neil
James O’Neil
Chief Executive Officer and Interim Chief
Financial Officer